Exhibit 8.1

Goodwin Procter LLP Counselors at Law Exchange Place Boston, MA 02109 T: 617.570.1000 F: 617.523.1231

September 21, 2007

Camden National Corporation

Two Elm Street

Camden, Maine 04843

Ladies and Gentlemen:

We have acted as counsel for Camden National Corporation, a Maine corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 21, 2007 (the “Registration Statement”). Pursuant to the Registration Statement, the Company proposes to issue to the shareholders of Union Bankshares Company, a Maine corporation (“Union”), an aggregate of 1,222,905 shares (the “Shares”) of Common Stock, zero par value per share, of the Company, in connection with the merger of Union, with and into the Company pursuant to an Agreement and Plan of Merger dated August 13, 2007 (the “Agreement”), in accordance with the terms set forth in the prospectus (the “Prospectus”) to be filed as part of the Registration Statement.

This opinion letter addresses the accuracy of certain matters discussed in the Prospectus under the heading “Material Federal Income Tax Consequences.”

In rendering the following opinion, we have reviewed and relied upon the information set forth in the Registration Statement, the Prospectus, the Agreement, and statements and other information of the Company or representatives or officers thereof. Unless facts material to the opinion expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the Prospectus and other information provided by the Company. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, and (vi) the accuracy and completeness of all records made available to us.

Camden National Corporation

September 21, 2007

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the statements set forth under the heading “Material Federal Income Tax Consequences” in the Prospectus, insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

We express no opinion other than the opinion expressly set forth herein. Our opinion is not binding on the Internal Revenue Service. The Internal Revenue Service may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinion is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter. Changes in applicable law could cause the federal income tax treatment of the Company to differ materially and adversely from the treatment described above and render the tax discussion in the Prospectus incorrect or incomplete.

We are rendering this opinion letter to you in connection with the issuance of Shares to Union, and this opinion letter may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

Goodwin Procter LLP